Exhibit 10.26

Christopher R. Kaup
State Bar No. 014820
Tiffany & Bosco, P.A.
FIFTH FLOOR VIAD TOWER
1850 NORTH CENTRAL AVENUE
PHOENIX, ARIZONA 85004-4546
TELEPHONE: (602) 255-6000
FACSIMILE: (602) 255-0103

Attorneys for Debtors

J. Thomas Beckett
State Bar No. 05587
R. David Grant
Utah State Bar No. 6233
Parsons Behle & Latimer
201 South Main Street
Suite 1800
Salt Lake City, Utah  84111
Telephone: (801) 532-1234
Facsimile: (801) 536-6111

Attorneys for Canopy

                         UNITED STATES BANKRUPTCY COURT
                               DISTRICT OF ARIZONA

In re:                                   Chapter 11 Proceedings

EBIZ ENTERPRISES, INC.,                  Case Nos.  _____________ and
a Nevada corporation,                               _____________


                           Debtor.       (Joint Administration Pending)
----------------------------------

In re:

JONES BUSINESS SYSTEMS, INC.,
a Texas corporation,                       STIPULATION PROVIDING FOR USE OF CASH
                                           COLLATERAL AND ADEQUATE PROTECTION OF
                           Debtor.         SECURED CREDITOR'S LIEN
----------------------------------

     Debtors, EBIZ ENTERPRISES, INC. ("EBIZ") and JONES BUSINESS SYSTEMS, INC. ("JBSI") (collectively, "Debtors"), and The Canopy Group, Inc. (hereinafter "Canopy"), stipulate and agree to entry of an Order approving the terms and conditions of this Stipulation Providing For Use of Cash Collateral and Adequate Protection of Secured Creditor's Lien (this "Stipulation"), as set forth herein. Debtors also have sought, by separate Motion filed contemporaneously herewith, to have their Bankruptcy Estates joint administered.

I. RECITALS

     A. On or about _____________, Debtors filed their separate petitions for relief under Chapter 11 of the Bankruptcy Code.

     B. Debtors are operating a business involved in the manufacture and sale of computers and computer components (the "Business"). Pursuant to Section 541 of the Bankruptcy Code, the business, personal property (furniture, fixtures and equipment) used therein, and accounts and accounts receivable generated therefrom are property of Debtors' estates.

     C. Debtors' purpose and intent in filing their respective Chapter 11 proceedings is to accomplish an effective reorganization of their business affairs and operations. Canopy has entered into this Stipulation in reliance on Debtors' intent as expressed in this paragraph.

     D. Canopy is a secured creditor of Debtors holding a properly perfected security interest in all of Debtors' accounts receivable and inventory, by virtue of several prepetition loan arrangements pursuant to which Canopy and Finova Capital Corporation ("Finova") advanced funds to Debtors. The debt to Canopy consists of five components: a term loan (the "Term Loan"), a line of credit (the "Line of Credit"), an amended and restated promissory note and two secured convertible promissory notes (the "Notes"). Prior to the filing by Debtors of their Bankruptcy Petitions, Canopy purchased the Term Loan and the Line of Credit from Finova and Finova assigned its security interests and all other rights as against Debtors and their assets to Canopy.

     E. For purposes of this Stipulation, Debtors concede that proceeds from collection of prepetition accounts receivable and proceeds from the sale of prepetition inventory are cash collateral of Canopy within the meaning of 11 U.S.C. ss. 363(a) ("Cash Collateral").1 Debtors further acknowledge that they are aware of no defenses to Canopy's security interest and acknowledge the validity and perfection of Canopy's security interest in the Cash Collateral.

     F. Debtors and Canopy have entered into this Stipulation to: (i) preserve the value of the estate assets; (ii) permit continued operations that will allow for a distribution to general unsecured creditors; (iii) avoid protracted and costly cash collateral litigation; (iv) provide a means for accountability of Cash Collateral receipt and expenditure; and (v) adequately protect Canopy from the diminution of its interest in the Cash Collateral. Debtors and Canopy believe this Stipulation to be in the best interests of the estate and Canopy, and respectfully request the Court approve this Stipulation according to its terms.

II. OPERATIVE PROVISIONS - USE OF CASH COLLATERAL/ADEQUATE PROTECTION

     A. The parties hereby incorporate the foregoing "Recitals" into these "Operative Provisions" as though fully set forth.

     B. Debtors shall have the right and authority to operate and manage the Business, subject to the terms of this Stipulation.

     C. Canopy hereby consents to the use of its Cash Collateral, to the extent and up to an amount that shall not exceed ninety-five percent (95%) of the aggregate amount of its Cash Collateral, under the following conditions:

----------
(1) Assuming Court approval of this Stipulation, Debtors concede that proceeds from collection of post-petition accounts receivable and proceeds from the sale of post-petition inventory also will be cash collateral of Canopy and included in the definition of "Cash Collateral" used herein.

     1. Debtors may, with the Cash Collateral, pay the reasonable costs and expenses of the Business provided: (i) no expenditure of Cash Collateral during any four-week period may exceed the respective amount set forth in the budget for the Business, attached hereto as Exhibit "A," without the express prior consent of Canopy; (ii) in the event the specific persons named in Exhibit "A" are not employed by Debtors during any successive four-week period for which use of Cash Collateral is authorized (e.g., having accepted employment with another employer), Debtors may employ alternate workers to perform the tasks anticipated to have been performed by the listed person at a rate no greater than that authorized on Exhibit "A"; and (iii) Debtors and Canopy specifically reserve the right to agree to a modification of the budget without additional Bankruptcy Court approval if such modification appears to Debtors and Canopy to be justified by the costs and benefits associated with administering the estate. In the event that any unforeseen, additional, or emergency costs or expenses shall arise, Debtors may make payment thereof from Cash Collateral only upon the express consent of Canopy or further Order of this Court. If funds for such unforeseen, additional or emergency expenses are advanced to Debtors by a principal or insider of Debtors, reimbursement of sums so advanced may be made from the Cash Collateral only with the consent of Canopy or an Order of this Court;

     2. Canopy shall collect any Cash Collateral paid to Debtors under the "lockbox" arrangement provided for by the loan documentation with Debtors and shall immediately forward or make available to Debtors ninety-five percent (95%) of all such Cash Collateral. Canopy may, at its discretion, apply the remaining five percent (5%) of such Collateral first to interest and then to principal due to Canopy by Debtors;

     3. In the event that ninety-five percent (95%) of all such Cash Collateral forwarded or made available to Debtors is insufficient to pay the reasonable costs and expenses of the Business as set forth in the budget for the Business, attached hereto as Exhibit "A," Canopy may advance additional funds to the Debtors beyond the ninety-five percent (95%) of all such Cash Collateral;

     4. Debtors acknowledge that, by agreeing to forward or make available to Debtors ninety-five percent (95%) of all such Cash Collateral, without receiving in exchange substitute collateral of equal or greater value, and potentially, by advancing additional funds to the Debtors, Canopy is providing credit to Debtors post-petition, and Canopy is only willing to provide credit to Debtors post-petition on the terms contained in this Stipulation. Debtors represent that they are unable to obtain unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code.

     5. Any Cash Collateral collected by Debtors or transferred to Debtors by Canopy shall be held by Debtors in a Debtor-in-Possession account that may, in the exercise of Debtors' reasonable business discretion, be interest bearing (the "Cash Collateral Account"). The Cash Collateral Account shall contain only the Cash Collateral of Canopy, and no other estate assets shall be commingled with the Cash Collateral proceeds;

     6. Debtors, in the exercise of their reasonable business judgment, may from time to time during the term of this Stipulation disburse to Canopy excess funds on hand in either of the bankruptcy estates ("Excess Funds") that are undisputed to be the Cash Collateral of Canopy. In the event there exists, or Debtors in good faith believe there exists, a dispute or competing claim to said Excess Funds, Debtors may give notice of their intention to disburse estate funds to Canopy by use of a 10-day bar date notice. Nothing contained herein shall prevent or restrict Canopy from seeking an order from this Court directing Debtors to disburse Excess Funds in an amount greater, or at times more frequent, than that deemed appropriate by Debtors;

     7. Debtors shall timely file the required interim financial reports and such other accountings as are required by Local Bankruptcy Rules. Debtors shall provide copies of said reports to Canopy by mail or delivery to counsel for Canopy upon filing with the Court;

     8. Debtors shall prepare and deliver (by hand delivery or telecopy) to Canopy bi-weekly reports of accounts receivable and itemizations of all receipts and disbursements in a format to be reasonably designated from time to time by Canopy, but which may include:

          a. All billing information from the prepetition and post-petition period, including the parties billed, and the amounts of those bills;

          b. A list of all accounts receivable containing the name, address and account information of each payor, the dates of all billings and the amount(s) still owing on such accounts;

          c. A list of all funds received and expended including receipts, invoices or evidence of payment for all expenses paid in accordance with Exhibit "A." Canopy reserves the right to require from Debtors additional financial reports that are reasonably related to determining and confirming Debtors' financial condition during the term of this Stipulation.

          F. Upon receipt of the accountings described in the preceding paragraphs, Canopy shall have the right to inspect the books and records of Debtors from which such accounts were made. Such inspection may be made upon 48-hour request by Canopy to Debtors and to Counsel for Debtors. Such inspections shall be conducted at Debtors' place of business at a mutually agreed time so as not to unduly interfere with Debtors' administration of the estate.

          G. In order to  adequately  protect  Canopy from a  diminution  in the value of its collateral, which will necessarily occur as Debtors utilize Cash Collateral, and to provide security for any additional advances made to Debtors by Canopy, Debtors: (i) confirm the validity of Canopy's security interest to the fullest extent described in their agreements with Canopy; and (ii) have agreed and consent to and hereby do grant to Canopy to secure the loans owing by the Debtors to Canopy to the extent of the Cash Collateral advanced by Canopy to the Debtors and not repaid by the Debtors, and any additional post-petition advances, in addition to the security interest already held by Canopy, a first position security interest in the accounts receivable of Debtors, if any, generated post-petition, all inventory acquired by Debtors post-petition and in the proceeds of same. In determining the amount of cash collateral advanced by Canopy to the Debtors and not repaid by the Debtors, only Cash Collateral collected by Canopy under the "lockbox" arrangement that is paid on post-petition accounts receivable and inventory will be applied to reduce post-petition advances of Cash Collateral. Debtors and Canopy agree the loans owing by the Debtors to Canopy to the extent of the Cash Collateral advanced by Canopy to the Debtors and not repaid by the Debtors, and any additional post-petition advances, will have priority over any or all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code, and Debtors agree and grant a security interest in the property of the estate that is not otherwise subject to a lien, as provided in section 364(c)(2) of the Bankruptcy Code, and Debtors agree and grant a security interest in the property of the estate that is subject to a lien junior to such lien, as provided in section 364(c)(3) of the Bankruptcy Code, to secure the loans owing by the Debtors to Canopy to the extent of the Cash Collateral advanced by Canopy to the Debtors and not repaid by the Debtors, and any additional post-petition advances. However, the liens granted to Canopy shall be subject to the following carve-out expenses (the "Carve-Out Amounts") and shall not attach to the property of Debtors to the extent of:

     (1) The fees payable or which may become payable to the United States Trustee, pursuant to 228 U.S.C. ss. 1930;

     (2) The fees payable or which may become payable to the Clerk of the Court; and

     (3) The unpaid reasonable fees and expenses actually incurred, on or after the date of the filing by Debtors of their petitions for relief under Chapter 11 of the Bankruptcy Code and as shall be approved from time to time by the Order of the Court, by any attorneys, accountants and other professionals retained by the Bankruptcy Estate, pursuant to 11 U.S.C. ss.ss. 327 & 1103, in an amount not to exceed the aggregate amount of $150,000.00.

     H. Any payments received by Canopy from Debtors, including the five percent (5%) of the Cash Collateral to be retained by Canopy, shall be applied to reduce first the accrued but unpaid interest, next to the principal amount of the prepetition debt, and last to any other sum due pursuant to debt instruments.

III. OPERATIVE PROVISIONS - GENERAL

     A. This Stipulation shall remain in effect until the earlier of: (i) the close of business on the fifth (5th) business day following the receipt by Counsel for Debtors of a Notice of Default and Termination from Canopy describing with particularity the nature of Debtors' breach of the terms of this Stipulation, if Debtors fail to cure that breach prior to that date and time;
(ii) further Order of this Court modifying the terms hereof; (iii) confirmation of a Plan of Reorganization in both of the above captioned cases; (iv) the date of the entry of an Order by this Court converting either of the above captioned cases to a case under Chapter 7 of the Bankruptcy Code; or (v) dismissal of either of the above captioned cases.

     B. Debtors agree that, in the event Debtors seek other Debtor-In-Possession financing under section 364 of the Bankruptcy Code, Canopy will have a first right of refusal for thirty days to provide the Debtor-In-Possession financing on the same terms as offered by the alternate lender. Further, to the extent Debtors receive financing from any source other than Canopy, whether through a debt instrument or equity or other vehicle, such as a rights offering, prior to confirmation of any Plan of Reorganization, Debtors agree that Canopy will have the right, but not the obligation to participate in providing such financing, in such amount as Canopy desires. In the event that Canopy chooses not to provide all of the Debtors' Debtor-in-Possession or other financing, and the Debtors obtain financing from another source prior to confirmation, any security interest in collateral or other rights granted to the alternate financier, other than the right to repayment, to the extent they have not already been granted to Canopy, will be granted to Canopy by the Debtors, and Canopy and the Debtors agree that all such rights and collateral will be shared pro rata between Canopy and the new financier to serve as security for the repayment of new financing, as well as any amounts due and owing by the Debtors to Canopy under the terms of this Stipulation to the extent of the Cash Collateral advanced by Canopy to the Debtors and not repaid by the Debtors, and any additional post-petition advances.

     C. Debtors shall comply with the Debtor-in-Possession account and reporting requirements of the guidelines promulgated by the Office of the United States Trustee. However, to the extent the administrative activity in the jointly administered estates is provided for the benefit of each estate and is not readily susceptible of segregation, such activity may be consolidated and performed in the EBIZ estate, and paid from the Debtor-in-Possession accounts and reported as activity of that estate.

     D. Debtors will not file or propose any Plan of Reorganization (including, but not limited to, any amendment or modification of a Plan of Reorganization, whether before or after confirmation), which does not incorporate all the terms of this Stipulation. In the event of any inconsistency between this Stipulation and any Plan of Reorganization filed or proposed by Debtors, the terms of this Stipulation will control, and any such inconsistent provisions of any Plan of Reorganization or any confirmation order thereon will be null and void.

     E. All notices, requests, demands, payment of monies or other communications hereunder shall be in writing and shall be addressed as follows:
(i) in the case of Debtor - c/o Christopher Kaup, Esq., Tiffany & Bosco, P.A., 1850 North Central, 5th Floor, Phoenix, Arizona 85004 (telecopy 602-255-0103); and (ii) in the case of Canopy - c/o J. Thomas Beckett, Esq. and R. David Grant, Esq., Parsons Behle & Latimer, 201 South Main Street, Suite 1800, Salt Lake City, Utah, 84111 (telecopy (801) 536-6111).

     F. Any party may designate another address in writing. All notices hereunder shall be considered received and effective on the earliest of the following (the "Receipt Date"): (i) three (3) days after deposit in the U.S. Mail, postage prepaid, registered or certified mail, return receipt requested;
(ii) 24 hours after delivery, if sent by facsimile transmission; (iii) upon delivery, if delivered in person, to the address set forth above; or (iii) upon delivery, if sent by commercial express service, such as Federal Express, except that notices of change of address, shall be effective ten (10) days after the Receipt Date. Any Receipt Date that occurs on a weekend or a legal holiday will be deemed extended to the first business day thereafter occurring. Any matter sent by the methods and directed to the addressor and/or telecopy number described above (if telecopy notice reflecting successful delivery exists) shall be conclusively presumed to have been received.

     G. Except as expressly set forth herein, this Stipulation and any Order entered in connection with this Stipulation shall not operate as an adjudication of adequate protection or any other related rights asserted by any party in interest under 11 U.S.C. ss.ss. 361, 362, or 363. Further, this Court shall not prevent Canopy from moving for or obtaining any appropriate relief in this case, including the request of additional adequate protection of its interests.

     H. Nothing in this Stipulation will be deemed or construed as an admission or waiver by any party regarding the validity or propriety of the above captioned Chapter 11 cases or regarding any issue or fact therein, including

(except as expressly set forth herein) but not limited to adequate protection, valuation, any matter(s) pertinent to the assumption or rejection of any executory contract(s) or any matter(s) pertinent to the granting or denial of stay relief with respect to the Business and/or its rents, issues and profits. This Stipulation has been made for the limited purpose concerning the use of the Debtors' inventory and accounts receivable to facilitate administration of Debtors' estates, to provide adequate protection for the diminution of Canopy's collateral and to provide a basis for post-petition financing, and the scope of this Stipulation is limited to its express provisions.

     I. This Stipulation may be executed in counterparts,  all of which together
shall  constitute  one  complete  Stipulation.   Signatures  sent  by  facsimile
transmission shall be effective in all respects as originals.

               DATED this ____ day of August, 2001.

                                        TIFFANY & BOSCO, P.A.


                                        By: /s/ Christopher R. Kaup
                                            ------------------------------------
                                            Christopher R. Kaup, Esq.
                                            Fifth Floor Viad Tower
                                            1850 North Central Avenue
                                            Phoenix, Arizona 85004-4546
                                            Attorneys for Debtors

                                        THE CANOPY GROUP INC


                                        By: /s/ Darcy Mott
                                            ------------------------------------
                                            Darcy Mott, VP Finance, Treasurer
                                            and Chief Financial Officer